Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Current Report on Form 8-K of our report dated March 31, 2008, relating to the financial statements of General Mayhem LLC for the years ended December 31, 2007 and 2006.

Mendoza Berger & Company, LLP

/s/ Mendoza Berger & Company, LLP

Irvine, California April 8, 2008